CONSULTING AGREEMENT

      AGREEMENT dated as of the 10th day of January 2001 by and between E-Mobile Inc. a Delaware corporation with an address c/o Michael Sanders, Esq., Vanderkam & Sanders, 440 Louisiana, Suite 475 Houston, Texas 77002 (the "Company") and Robert Rubin with an address at 25 Highland Boulevard, Dix Hills, NY 11746. (the "Consultant").

                               W I T N E S S E T H

            WHEREAS, the Company desires to engage the Consultant to render consulting services to the Company; and

            WHEREAS, the Company and the Consultant desire to set forth the terms and conditions with respect to the Company's engagement of the Consultant.

            NOW, THEREFORE, in consideration of the mutual covenants of the parties which are hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged,

            IT IS AGREED:

      1. Recitals Adopted. The parties hereto adopt as part of this Agreement each of the recitals which is contained above in the WHEREAS clauses, and agree that such recitals shall be binding upon the parties hereto by way of contract and not merely by way of recital or inducement; and such clauses are hereby confirmed and ratified as being true and accurate by each party as to itself.

      2. Engagement.

            A. Upon the terms and conditions which are hereinafter set forth, the Company hereby retains the Consultant as a business and financial consultant to render advice, consultation, information and services to the Company and its officers and directors with respect to general financial and business matters (the "Consulting Services") including, but not limited to, the following:

            (i) Mergers and acquisitions, reorganization, reverse mergers, divestitures and due diligence studies;
            (ii) Capital structures and financial transactions;
            (iii) Banking methods and systems;
            (iv) Maximizing shareholder value;
            (v) Developments in financial markets; and


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

            (vi) Broker/dealers and investment banking community.

            B. The Consultant shall not be required to devote any minimum number of weeks, days, or hours to the affairs of the Company during the term of this Agreement; the Consultant shall devote such time, attention and energies to the business of the Company, as the Consultant determines in his sole and absolute discretion.

      3. Term. The term of this Agreement shall commence as of January 10, 2001 and shall continue for a period of six (6) months through July 10, 2001 (the "Term").

      4. Compensation.

            A. The Consultant shall receive an engagement fee of six hundred thousand (600,000) shares of Common Stock of the Company which shall be delivered to the Consultant within five (5) days after the execution of this Agreement.

            B. If the Company shall at any time seek to register or qualify any of its capital stock or the securities holdings of any of its shareholders, on each such occasion it shall furnish the Consultant with at least 30 days' written notice thereof and the Consultant shall have the option, without cost or expense, to include all of the shares issued pursuant to this Article "4" of this Agreement in such registration or qualification. The Consultant shall exercise the "piggy back rights" under this Article "4" of this Agreement by giving written notice to the Company within twenty (20) days after receipt of the written notice from the Company.

            C. The Company shall bear all expenses of the registration and offering (exclusive of underwriting discounts and commissions with respect to the Consultant shares) of such "piggy-back" registrations, except for fees and expenses of counsel for the selling holders.

      5. Lock-Up. For a period beginning on the date hereof and ending on the earlier of ninety (90) days following the closing of an underwritten public offering of common stock by the Company, eighty percent (80%) of the Shares issued to pursuant to paragraph "A" of Article "4" of this Agreement shall be subject to a lock-up agreement pursuant to which the Consultant agrees that it will not sell, hypothecate or otherwise transfer of any such shares, except pursuant to an available exemption from the Securities laws.

      6. Restrictions on Future Share Issuances. The Company agrees that, for a period of one year from the Termination Date, without the prior written consent of WPEC (a) it will not sell any shares of common stock at a price less than $1.00 per share, and (b) it will sell no more than eight million (8,000,000) shares of common stock at a price equal to or greater than $1.00 per share and less than $2.00 per share. Notwithstanding the foregoing, the Company retains the right to convert loans not to exceed $1,000,000 from the founders of the Company, at a price of $.20 per share.

      7. Costs and Expenses. The Consultant shall be responsible for all expenses that the Consultant may incur in performing the Consulting Services pursuant to this Agreement.


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

      8. Due Diligence. The Company shall supply and deliver to the Consultant all information relating to the Company's business as may be reasonably requested by the Consultant to enable the Consultant to provide the Consulting Services.

      9. Best Efforts Basis. The Consultant does not guarantee that his efforts will have any impact upon the Company's business or that any subsequent financial improvement will result from his efforts.

      10. Company's Right to Approve Transactions.

            A. The Company expressly retains the right to approve, in its sole and absolute discretion, each and every transaction introduced by the Consultant which involves the Company as a party to any agreement. The Consultant and the Company mutually agree that the Consultant is not authorized to enter into agreements on behalf of the Company. It is mutually understood and agreed that the Company is not obligated to accept or close on marketing proposals, financial transactions, any promotional proposals, or any other transactions submitted by the Consultant.

            B. The Consultant agrees to provide the Company for approval, in his sole and absolute discretion, a reasonable time in advance, any documents which are intended to be utilized by the Consultant with respect to his services pursuant to this Agreement, or otherwise. Any such documents which contain reference to the Consultant shall include disclosure by the Consultant that it is receiving compensation from the Company for Consulting Services.

      11. Non-Exclusive Services. The Company acknowledges that the Consultant is currently providing services of the same or similar nature to other parties and the Company agrees that the Consultant is not prevented or barred from rendering services of the same nature or a similar nature to any other individual or entity. The Consultant understands and agrees that the Company shall not be prevented or barred from retaining other persons or entities to provide services of the same or similar nature as those provided by the Consultant. The Consultant will advise the Company of its position with respect to any activity, employment, business arrangement or potential conflict of interest which may be relevant to this Agreement.

      12. Representations, Warrants and Covenants of the Consultant. The Consultant represents, warrants and covenants to the Company as follows:

            A. The Consultant has the full authority, right, power and legal capacity to enter into this Agreement and to consummate the transactions which are provided for herein.

            B. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property


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

of the Consultant or cause an acceleration under any arrangement, agreement or other instrument to which the Consultant is a party or by which any of its assets are bound.

            C. The execution, delivery and performance of this Agreement: (i) does not violate any agreement or undertaking to which the Consultant is a party or by which the Consultant may be bound and (ii) shall not result in the imposition of any restrictions or obligations upon the Consultant other than the restrictions and obligations imposed by this Agreement.

            D. The execution and delivery by the Consultant of this Agreement and the performance by the Consultant of its obligations hereunder will not violate any provision of law, any order of any court or other agency of government, and will not result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any provision of any agreement or other instrument to which the Consultant, or any of its properties or assets, is bound.

            E. The Consultant has not entered into and is not subject to any agreement, including, but not limited, to any employment, noncompete, confidentiality or work product agreement which would (i) prohibit the execution of this Agreement, (ii) prohibit its engagement as a Consultant by the Company, or (iii) affect any of the provisions of, or its obligations pursuant to this Agreement.

            F. If, during the Term, any event occurs or any event known to the Consultant relating to or affecting the Consultant shall occur as a result of which (i) any provision of this Article "12" of this Agreement at that time shall include an untrue statement of a fact, or (ii) this Article "12" of this Agreement shall omit to state any fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading, the Consultant will immediately notify the Company pursuant to Paragraph "C" of Article "19" of this Agreement.

            G. The receipt of the Common Stock by the Consultant is for the Consultant's own account, is for investment purposes only, and is not with a view to, nor for offer or sale in connection with, the distribution of the Common Stock. The Consultant is not participating and does not have a participation in any such distribution or the underwriting of any such distribution.

            H The Consultant has no present intention of creating a market or participating or assisting in the creation of a market or in the promotion of a market for any securities of the Company.

            I. The Consultant has no present intention of selling or otherwise disposing of the Common Stock in violation of applicable securities laws.

            J. The Consultant is able to bear the economic risk of the investment in the Common Stock for an indefinite period of time, including the risk of total loss of such investment and Consultant recognizes that an investment in the Common Stock involves a high degree of risk. Consultant understands that the Common Stock has not been registered under the Securities Act of


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

1933, as amended (the "Securities Act") or the securities laws of any state and, therefore, cannot be sold unless they subsequently are registered under the Securities Act and any applicable state securities laws or exemptions from registration thereunder are available. The Consultant further understands that only the Company can take action to register the Common Stock.

            K. The Consultant is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

            L. The Consultant has such knowledge and experience in financial, investing and business matters as to be capable of evaluating the risks and merits of an investment in the Common Stock and protecting the Consultant's interests in connection with an investment in the Common Stock.

            M. The Consultant was not contacted by the Company or its representatives for the purpose of investing in any securities of the Company issued hereby through any advertisement, article, mass mailing, cold call, notice or any other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees were invited by any general advertising.

            N. The Consultant has had access to and an opportunity to inspect all relevant information relating to the Company sufficient to enable the Consultant to evaluate the merits and risks of its receipt of the Common Stock hereunder. The Consultant also has had the opportunity to ask questions of officers of the Company and has received satisfactory answers respecting, and has obtained such additional information as the Consultant has desired regarding, the business, financial condition and affairs of the Company.

            O. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that the Company knew or had reason to know that any representation, warranty or covenant in this Agreement or furnished or to be furnished to the Company contained untrue statements.

            P. No representation or warranty of the Consultant which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, in light of the circumstances pursuant to which they were made, not misleading.

            Q. All representations, warranties and covenants made in or in connection with this Agreement shall continue in full force and effect during and after the Term of this Agreement, it being agreed and understood that each of such representations, warranties and covenants is of the essence of this Agreement and the same shall be binding upon the Consultant and inure to the Consultant, its successors and assigns.


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

      13. Representations, Warrants and Covenants of the Company. The Company represents, warrants and covenants to the Consultant as follows:

            A. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to the transactions which are contemplated herein.

            B. The Company has the full authority, right, power and legal capacity to enter into this Agreement and to consummate the transactions which are provided for herein. The execution of this Agreement by the Company and its delivery to the Consultant, and the consummation by it of the transactions which are contemplated herein have been duly approved and authorized by all necessary action by the Company's Board of Directors and no further authorization shall be necessary on the part of the Company for the performance and consummation by the Company of the transactions which are contemplated by this Agreement.

            C. The business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect the Company or its properties, assets, businesses or prospects. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of the Company or cause an acceleration under any arrangement, agreement or other instrument to which the Company is a party or by which any of its assets are bound. The Company has performed in all respects all of its obligations which are, as of the date of this Agreement, required to be performed by it pursuant to the terms of any such agreement, contract or commitment.

            D. The execution, delivery and performance of this Agreement: (i) does not violate any agreement or undertaking to which the Company is a party or by which the Company may be bound and (ii) shall not result in the imposition of any restrictions or obligations upon the Company other than the restrictions and obligations imposed by this Agreement.

            E. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that the Consultant knew or had reason to know that any representation, warranty or covenant in this Agreement or furnished or to be furnished to the Consultant contained untrue statements.

            F. No representation or warranty of the Company which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, in light of the circumstances pursuant to which they were made, not misleading.


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

            G. All representations, warranties and covenants made in or in connection with this Agreement shall continue in full force and effect during and after the Term of this Agreement, it being agreed and understood that each of such representations, warranties and covenants is of the essence of this Agreement and the same shall be binding upon the Company and inure to the Consultant, its successors and assigns.

      14. Nondisclosure of Confidential Information.

            A. As used in this Agreement, "Confidential Information" means information which is presented to the Consultant by the Company or developed, conceived or created by the Company, or disclosed to the Consultant or known by or conceived or created by the Consultant during the Term, with respect to the Company, its business or any of its products, processes, and other services relating thereto relating to the past, present or future business of the Company or any plans therefore, or relating to the past, present or future business of a third party or plans therefore which are disclosed to the Consultant. Confidential Information includes, but is not limited to, all documentation, hardware and software relating thereto, and information and data in written, graphic and/or machine readable form, products, processes and services, whether or not patentable, trademarkable or copyrightable or otherwise protectable, including, but not limited to, information with respect to discoveries; know-how; ideas; computer programs, source codes and object codes; designs; algorithms; processes and structures; product information; marketing information; price lists; cost information; product contents and formulae; manufacturing and production techniques and methods; research and development information; lists of clients and vendors and other information relating thereto; financial data and information; business plans and processes; documentation with respect to any of the foregoing; and any other information of the Company that the Company informs the Consultant or the Consultant should know, by virtue of its position or the circumstances in which the Consultant learned such other information, is to be kept confidential including, but not limited to, any information acquired by the Consultant from any sources prior to the commencement of the Consultant becoming a consultant to the Company. Confidential Information also includes similar information obtained by the Company in confidence from its vendors, licensors, licensees, customers and/or clients. Confidential Information may or may not be labeled as confidential.

            B. Except as required in the performance of the Consultant's duties as a consultant, the Consultant will not, during or after the Term, directly or indirectly, use any Confidential Information or disseminate or disclose any Confidential Information to any person, firm, corporation, association or other entity. The Consultant shall take all reasonable measures and efforts to protect Confidential Information from any accidental, unauthorized or premature use, disclosure or destruction. The use of such measures and efforts shall not constitute a defense if any of the Confidential Information is not kept confidential in accordance with the terms of this Agreement. The foregoing prohibition shall not apply to any Confidential Information which: (i) was generally available to the public prior to such disclosure; (ii) becomes publicly available through


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

no act or omission of the Consultant (iii) is disclosed as reasonably required in a proceeding to enforce the Consultant's rights under this Agreement or (iv) is disclosed as required by court order or applicable law.

            C. Upon termination of the Consultant for any reason, or at any time upon request of the Company, the Consultant agrees to deliver to the Company all materials of any nature which are in the Consultant's possession or control and which are or contain Confidential Information, Work Product or Work Products (hereinafter defined), or which are otherwise the property of the Company or any vendor, licensor, licensee, customer or client of the Company, including, but not limited to writings, designs, documents, records, data, memoranda, tapes and disks containing software, computer source code listings, routines, file layouts, record layouts, system design information, models, manuals, documentation and notes.

            D. All copyrights, logos and other promotional or advertising materials, conceived by the Consultant (alone or with others) during the Term ("Work Product") shall be the exclusive property of and assigned to the Company or as the Company may direct without compensation to the Consultant. Any records with respect to the foregoing shall be the sole and exclusive property of the Company and the Consultant shall surrender possession of such records to the Company upon any suspension or termination of the Consultant. Any Work Product shall be deemed incorporated in the definition of Confidential Information for all purposes hereunder.

            E. The Consultant will not assert any rights with respect to the Company, its business, or any of its products, processes and other services relating thereto, Work Product or any Confidential Information as having been acquired or known by the Consultant prior to the commencement of the Consultant's engagement by the Company.

      15. Work Product

            A. The Consultant represents and warrants to the Company that all work that the Consultant performs, for or on behalf of the Company and its clients, and all work product that the Consultant produces, including, but not limited to, software, documentation, memoranda, ideas, designs, inventions, processes, algorithms, etc. (also "Work Product") will not knowingly infringe upon or violate any patent, copyright, trade secret or other property right of any other third party. Further, the Consultant will not disclose to the Company or use in any of the Consultant's Work Product any confidential or proprietary information belonging to others, unless both the owner thereof and the Company have consented to such disclosure and usage.

            B. The Consultant will promptly disclose to the Company all Work Products developed by the Consultant within the scope of the Consultant acting as a consultant to the Company or which relate directly to, or involve the use of, any Confidential Information including, but not limited to, all software, concepts, ideas and designs, and all documentation, manuals, letters, pamphlets, drafts, memoranda and other documents, writings or tangible things of any kind.


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

            C. The Consultant acknowledges and agrees that all copyrightable Work Products prepared by the Consultant within the scope of the Consultant acting as a consultant to the Company are "works made for hire" and, consequently, that the Company owns all copyrights thereto.

            D. The Consultant hereby assigns, transfers and conveys to the Company, without additional consideration, all of the Consultant's other rights, title and interest (including, but not limited to, all patent, copyright and trade secret rights) in and to all Work Products prepared by the Consultant, whether patentable or not, made or conceived, in whole or in part, by the Consultant within the scope of the Consultant acting as a consultant to the Company, or that relate directly to, or involve the use of, Confidential Information.

            E. The Consultant will, without additional compensation, execute all assignments, oaths, declarations and other documents requested by the Company to effect and further evidence the foregoing assignment, transfer and conveyance, and agree to provide all reasonable assistance to the Company (at the Company's expense) to provide all information, documentation and assistance to the Company in perfecting, enforcing, defending or protecting any or all of the Company's rights in all Work Product.

      16. Company. As used in this Agreement, "Company" shall mean e-Mobile Inc., its successors and assigns, and any of its present or future subsidiaries or organizations controlled by it.

      17. Assignment. The rights granted hereunder to the Consultant are personal in nature. Any purported transfer of any such rights, by operation of law or otherwise, not specifically authorized pursuant to this Agreement shall be void and shall also constitute a breach of this Agreement. The Company may freely assign all of its rights and obligations under this Agreement to any person, firm, corporation or other entity.

      18. Relationship. Except as provided for in this Agreement, neither party is the legal representative or agent of, or has the power to obligate the other for any purpose whatsoever; and no partnership, joint venture, agent, fiduciary, or employment relationship is intended or created by reason of this Agreement. It is the intent of the parties hereto that the Consultant shall be an independent contractor of the Company and not an employee of the Company.

      19. Miscellaneous.

            A. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            B. Enforceability. If any provision which is contained in this Agreement should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this

Agreement. Instead, this Agreement shall be construed as if such invalid or unenforceable provisions had not been contained herein.

            C. Notices. Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) certified mail, postage prepaid, return receipt requested and First Class mail, (ii) overnight delivery with confirmation of delivery, or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

      If to the Company:            e-Mobile Inc.
                                    c/o  Michael Sanders, Esq.
                                    Vanderkam & Sanders
                                    440 Louisiana Street, Suite 475
                                    Houston, Texas 77002
                                    Attention:
                                    Facsimile No.: (713) 547-8910

      with copies to:               Vanderkam & Sanders
                                    440 Louisiana Street, Suite 475
                                    Houston, Texas 77002
                                    Attention: Michael Sanders, Esq.
                                    Facsimile No.: (713) 547-8910

                                    Berkman-Wechsler Law Offices
                                    6 Wissotzky Street
                                    Tel Aviv, 62338, Israel
                                    Attention: Ofira Gordon
                                    Facsimile: 011-972-3-604-5775

      If to Robert Rubin:           Robert Rubin
                                    25 Highland Boulevard
                                    Dix Hills, NY 11746
                                    Facsimile No.:(631) 254-2136

      with a copy to:               Kaye, Scholer, Fierman, Hays & Handler, LLP
                                    425 Park Avenue
                                    New York, New York 10022
                                    Attn:  Rory Greiss, Esq.
                                    Facsimile No.: (212) 836-8689
                                    New York, NY 10022

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If mailing is impossible due to an absence of postal service, and the other methods of sending notice set forth in this Paragraph "C" of this Article "19"of this Agreement are not otherwise


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

available, notice shall be hand-delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date sent by facsimile if a copy of such notice is also mailed by first class mail on the date sent by facsimile; if the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice given.

            D. Governing Law. This Agreement shall, in accordance with Section 5-1401 of the General Obligations Law of New York, in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law that would call for the application of the laws of any other jurisdiction. Furthermore, the Grantor and the Secured Party hereby agree:

            (i) That any proceeding to enforce the provisions of this Agreement may be commenced in the Courts of the State of New York and federal courts in the State of New York having subject matter jurisdiction;

            (ii) To hereby irrevocably and unconditionally consent to and submit to personal jurisdiction over each of them by the Courts of the State of New York and federal courts in the State of New York, and appellate courts thereof, in any action or proceeding, or for recognition and enforcement of any judgment in respect thereof;

            (iii) To hereby waive, to the fullest extent permitted by law, personal service of any and all process and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested, to the addresses which are set forth in paragraph "C" of this Article "19" of this Agreement or in each case to such other addresses as shall have last been furnished by the like notice; and

            (iv) To hereby waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agree not to plead or claim the same.

            E. Entire Agreement. The parties have not made any representations, warranties or covenants with respect to the subject matter hereof which is not set forth herein, and this Agreement constitutes the entire agreement between them with respect to the subject matter hereof. All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Agreement which alone fully and completely expresses their agreement. This Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an Agreement in writing, which is signed by all of the parties to this Agreement.

            F. Further Assurances. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to consummate, evidence, confirm or effectuate this Agreement and the intents and purposes hereof.

            G. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

            H. Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other breach of this Agreement.

            I. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            J. Separate Counsel. The Consultant acknowledges having had separate counsel of its own selection acting on its behalf in connection with the negotiation, execution and consummation of this Agreement, and covenants that it alone shall be liable and responsible for and shall not look to the Company in connection with the fees and expenses of such separate counsel.

            IN WITNESS WHEREOF, the parties to this Agreement have set their hands and seals or caused these presents to be signed of the day and year first above written.


                                                e-Mobile Inc.


                                          By:   /s/ Nechemia Davidson
                                                --------------------------------
                                                Title: Chairman

                                                Robert Rubin


                                                /s/ Robert Rubin
                                                --------------------------------


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